Exhibit 99.1

r

Press Release

Irvine, CA – November 5, 2026	Contact: Alan Peterson Email: investorrelations@ahcreit.com

American Healthcare REIT Announces Third Quarter 2026 Results;

Increases Full Year 2026 Guidance

American Healthcare REIT, Inc. (NYSE: AHR) (the “Company,” “we,” “our,” “us,” “management,” or "AHR") is announcing today its third quarter 2026 results and increasing full year 2026 guidance.

Key Highlights

(all figures reported for the three months ended September 30, 2026 and percentage changes are compared to the same period in 2025 unless otherwise noted)

•
GAAP net income attributable to controlling interest of $31.2 million, or $0.14 per diluted share.
•
Normalized Funds From Operations attributable to controlling interest (“NFFO”) of $0.58 per diluted share.
•
Achieved total portfolio Same-Store Net Operating Income (“Same-Store NOI”) growth of 13.8%.
•
Achieved Same-Store NOI growth of 28.2% and 15.7% in its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”) segments, respectively.
•
Acquired approximately $1.69 billion of new investments within its SHOP segment. Since the beginning of 2026, the Company has completed approximately $2.07 billion in new investments.
•
Increased total portfolio Same-Store NOI growth guidance to 12.0% to 14.0% and NFFO per diluted share guidance to $2.23 to $2.26 for the year ending December 31, 2026.
•
Completed a follow-on common equity offering in August 2026, entering into forward sale agreements relating to 15,237,500 shares of common stock for approximately $819.0 million in gross proceeds.
•
Entered into forward sale agreements pursuant to its at-the-market equity offering program ("ATM Program"), to sell 14,385,140 shares of common stock for approximately $780.5 million in gross proceeds. Subsequent to quarter end, we entered into additional forward sale agreements pursuant to its ATM Program to sell 1,522,952 shares of common stock for approximately $77.1 million in gross proceeds, assuming full physical settlement.
•
As of November 5, 2026, pursuant to its ATM Program and its August 2026 follow-on common equity offering, the Company had unsettled forward sale agreements outstanding relating to 24,598,011 shares of common stock that would result in approximately $1.32 billion in gross proceeds assuming full physical settlement.
•
Reported a 0.6x improvement in Net Debt-to-Annualized Adjusted EBITDA to 1.9x as of September 30, 2026, from 2.5x as of June 30, 2026.
•
Strengthened the senior leadership team as Jeff Hanson was named Chief Executive Officer in addition to continuing to serve as Chairman, Gabe Willhite was elevated to President in addition to continuing to serve as Chief Operating Officer, and Scott Estes was appointed Lead Independent Director. The Company also added Aric Chang as Chief Financial Officer, Jon Crosier as Chief Technology Officer and Ann Lacey as Executive Vice President, Portfolio and Asset Management – Senior Housing.
•
Published 2025 Corporate Responsibility report committing to a 25% reduction in greenhouse gas Scope 1 and 2 emissions intensity by 2033 from a 2024 base year.
•
Recognized for workplace quality and corporate trust by Great Place To Work, Newsweek, U.S. News & World Report, and Fortune.

“We strengthened three things this quarter: the team, the portfolio and the platform that connects them,” said Jeff Hanson, the Company’s Chairman and Chief Executive Officer. “We added executive leadership across finance, asset management, and technology, added nearly $2.1 billion of new investments in 2026, and brought new operating partners onto a platform that pairs their local expertise with portfolio-wide collaborations among the top operators in the senior housing industry. Importantly, this growth has been ambitious but disciplined. Superior care quality drives resident outcomes, and resident outcomes drive our performance. Our goal remains to be the preferred capital partner for the best senior housing operators in America, and we believe we made great strides in furtherance of that objective this quarter.”

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Third Quarter 2026 Results

The Company’s Same-Store NOI growth results for the three and nine months ended September 30, 2026 are detailed below. Same-Store NOI growth in the third quarter of 2026, compared to the same period in 2025, was led by the Company’s operating portfolio, comprised of its ISHC and SHOP segments, through strong pricing power driven by rate growth and effective expense control by its operating partners.

Three Months Ended September 30, 2026 Relative to Three Months Ended September 30, 2025
Segment	Same-Store NOI Growth
ISHC	15.7%
SHOP	28.2%
Outpatient Medical	0.4%
Triple-Net Leased Properties	2.7%
Total Portfolio	13.8%

Nine Months Ended September 30, 2026 Relative to Nine Months Ended September 30, 2025
Segment	Same-Store NOI Growth
ISHC	15.5%
SHOP	22.9%
Outpatient Medical	1.2%
Triple-Net Leased Properties	3.1%
Total Portfolio	13.1%

"Supply and demand dynamics alone do not guarantee success in this business," said Gabe Willhite, AHR's President and Chief Operating Officer. "Together with our roster of top regional operators, we executed on occupancy gains, dynamic pricing management and tight expense control to deliver 28.2% Same-Store NOI growth in SHOP and 15.7% in ISHC. We closed the third quarter with a solid foundation to enter the last quarter of 2026, which we believe should support growth entering 2027. The systems and standards we continue to support with our operating partners have propelled growth across our SHOP+ portfolio, which is comprised of our SHOP and ISHC segments."

Transactional Activity

During the three months ended September 30, 2026, the Company:

•
Acquired 17 new SHOP assets for approximately $1.69 billion, as previously announced. The properties are located in various states and will be managed and operated by new and existing regional operating partners.
•
Funded a loan for seven properties for approximately $86.2 million with purchase options to acquire the properties, as previously announced. The properties are currently operated by one of the Company's existing tenants who leases other buildings within its Triple-Net Leased Properties segment.

Following the Company's completed transaction activity during the three months ended September 30, 2026, and subsequent to quarter end, the Company's investment pipeline consists of over $1.0 billion which includes newly awarded deals and deals in the pipeline previously disclosed in the Company's Second Quarter 2026 Earnings Release that have yet to close. While the Company expects to close the deals in its investment pipeline by the end of the first quarter in 2027, it cannot guarantee when or if these closings will take place. Therefore, the Company is not including any additional transaction activity, including the awarded deals in its investment pipeline, in its 2026 guidance, beyond the transactions disclosed as completed.

Development Activity

The Company's total in-process development and expansion pipeline is expected to cost approximately $192.9 million, of which $88.2 million had been funded as of September 30, 2026.

Capital Markets and Balance Sheet Activity

As of September 30, 2026, the Company had total consolidated indebtedness of $1.38 billion and approximately $2.35 billion of total liquidity, comprised of cash and cash equivalents, undrawn capacity on its lines of credit, and expected gross proceeds from unsettled forward sale agreements, assuming full physical settlement. The Company's Net-Debt-to-Annualized Adjusted EBITDA as of September 30, 2026, was 1.9x.

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During the three months ended September 30, 2026, the Company entered into forward sale agreements pursuant to its ATM Program, to sell 14,385,140 shares of common stock for approximately $780.5 million in gross proceeds. Subsequent to quarter end, the Company entered into additional forward sale agreements pursuant to its ATM Program to sell 1,522,952 shares of common stock for approximately $77.1 million in gross proceeds, assuming full physical settlement.

The Company also completed a follow-on common equity offering in August 2026, entering into new forward sale agreements to issue 15,237,500 shares of common stock for gross proceeds of approximately $819.0 million.

During the three months ended September 30, 2026, the Company issued 36,833,346 shares of common stock to physically settle sales under forward sale agreements pursuant to its ATM Program and its May 2026 and August 2026 follow-on common equity offerings for gross proceeds of approximately $1.88 billion. Subsequent to quarter end, the Company issued an additional 589,179 shares of common stock to physically settle sales under forward sale agreements from its ATM Program and its August 2026 follow-on common equity offering for gross proceeds of approximately $31.2 million. As of November 5, 2026, pursuant to its ATM Program and its August 2026 follow-on common equity offering, the Company had unsettled forward sale agreements outstanding relating to 24,598,011 shares of common stock that would result in approximately $1.32 billion in gross proceeds assuming full physical settlement.

“I am honored to join AHR at a pivotal moment for the Company and sector. AHR’s focus resonated with me: to serve a rapidly growing senior population by supporting top operators who deliver the best care,” said Aric Chang, the Company's Chief Financial Officer. “Our team and operating partners successfully executed on organic and external growth in the third quarter, which is why we are raising full-year guidance for Same-Store NOI growth and NFFO per diluted share. At the midpoint of revised guidance, we now expect 31% NFFO per diluted share growth over 2025, reflecting our continued focus on driving long-term shareholder value.”

Full Year 2026 Guidance

The Company is increasing NFFO per diluted share and Same-Store NOI growth guidance for the year ending December 31, 2026. The Company's 2026 guidance does not assume additional transaction or capital markets activity beyond the transactions or activity disclosed herein as completed. Guidance ranges are detailed below:

	Full Year 2026 Guidance
Metric	Midpoint	Current FY 2026 Range	Prior FY 2026 Range
Net income per diluted share	$0.605	$0.59 to $0.62	$0.54 to $0.58
NAREIT FFO per diluted share	$2.145	$2.13 to $2.16	$2.04 to $2.08
NFFO per diluted share	$2.245	$2.23 to $2.26	$2.15 to $2.19
Total Portfolio SS NOI Growth	13.0%	12.0% to 14.0%	11.0% to 13.0%
Segment-Level SS NOI Growth:
ISHC	15.5%	14.5% to 16.5%	13.0% to 16.0%
SHOP	24.5%	23.0% to 26.0%	18.0% to 21.0%
Outpatient Medical	0.75%	0.5% to 1.0%	0.0% to 1.0%
Triple-Net Leased Properties	3.0%	2.5% to 3.5%	2.0% to 3.0%

________________________________________

Certain of the assumptions underlying the Company’s 2026 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Third Quarter 2026 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide, without unreasonable effort, guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenue and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

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Distributions

As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended September 30, 2026 of $0.25 per share of its common stock. The third quarter distribution was paid in cash on October 16, 2026, to stockholders of record as of September 30, 2026.

Supplemental Information

The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of, and for the three and nine months ended, September 30, 2026, and certain other information, which is available on the Investor Relations section of the Company's website at https://ir.americanhealthcarereit.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on November 6, 2026. During the conference call, Company executives will review third quarter 2026 results, discuss recent events and conduct a question-and-answer period.

To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/980250267.

To join the live telephone conference call, please dial one of the following numbers at least five minutes prior to the start time:

North America Toll-Free: +1 833-461-5787
International Toll: +1 585-542-9983
International Dial-Ins: https://help.events.q4inc.com/eahc/international-dial-in-numbers
Meeting ID: 980 250 267

A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.

Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the Company's expectations regarding its performance and growth in 2027; full year 2026 guidance, including net income per diluted share, NAREIT FFO per diluted share, NFFO per diluted share, total portfolio Same-Store NOI growth, and segment-level Same-Store NOI growth and margin expansion; purchases and sales of assets, including the timing of the closing of deals in its investment pipeline; development plans; the settlement of forward sale agreements; emissions reduction targets and the benefits of additions to its management team, portfolio and platform may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, changing macroeconomic, domestic legal and fiscal policies; geopolitical conditions and other risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026, and subsequent periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

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Non-GAAP Financial Measures

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt-to-Annualized Adjusted EBITDA, NAREIT FFO, NFFO, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and are used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below and "Definitions" for further information regarding the Company's non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided by operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. In addition, management uses Net Debt-to-Annualized Adjusted EBITDA as a measure of our ability to service our debt. Finally, EBITDA and Adjusted EBITDA may not be comparable to similarly titled items reported by other REITs or other companies.

NAREIT Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)

We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in Occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss) as determined in accordance with GAAP. However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.

Net Operating Income (NOI)

We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and are useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.

NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure of operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.

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About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2026 and December 31, 2025

(In thousands, except share and per share amounts) (Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Real estate investments, net	$5,949,084	$4,183,419
Debt investments, net	240,808	92,136
Cash and cash equivalents	222,767	114,836
Restricted cash	35,905	36,917
Accounts and other receivables, net	228,503	204,313
Identified intangible assets, net	370,206	253,236
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	149,524	135,399
Other assets, net	177,618	171,028
Total assets	$7,609,357	$5,426,226

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$814,957	$966,925
Lines of credit and term loan, net	549,927	549,761
Accounts payable and accrued liabilities	372,123	317,742
Identified intangible liabilities, net	1,717	2,110
Financing obligations	19,208	33,902
Operating lease liabilities	135,430	135,603
Security deposits, prepaid rent and other liabilities	66,538	59,568
Total liabilities	1,959,900	2,065,611

Commitments and contingencies

Redeemable noncontrolling interests	66,810	—

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized; 231,479,253 and 185,911,442 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2,311	1,852
Additional paid-in capital	7,164,243	4,880,169
Accumulated deficit	(1,628,682)	(1,559,279)
Accumulated other comprehensive loss	(2,205)	(2,104)
Total stockholders’ equity	5,535,667	3,320,638
Noncontrolling interests	46,980	39,977
Total equity	5,582,647	3,360,615
Total liabilities, redeemable noncontrolling interests and equity	$7,609,357	$5,426,226

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Resident fees and services	$701,093	$532,058	$1,945,379	$1,530,519
Real estate revenue	41,056	40,879	121,794	125,524
Total revenues	742,149	572,937	2,067,173	1,656,043
Expenses:
Property operating expenses	564,735	454,530	1,601,744	1,313,238
Rental expenses	12,619	12,592	37,892	39,225
General and administrative	21,582	14,108	59,078	42,206
Transaction, transition and restructuring costs	5,113	50	9,870	1,808
Depreciation and amortization	90,869	49,181	230,056	132,236
Total expenses	694,918	530,461	1,938,640	1,528,713
Other income (expense):
Interest expense:
Interest expense, net	(17,773)	(20,392)	(55,195)	(65,969)
(Loss) gain in fair value of derivative financial instruments	(106)	166	1,778	(1,213)
Gain (loss) on dispositions of real estate investments, net	—	691	5,647	(2,344)
Impairment of real estate investments	—	(3,768)	(2,137)	(38,133)
Income (loss) from unconsolidated entities	49	462	1,733	(2,624)
Gain on re-measurement of previously held equity interest	—	14,580	—	14,580
Foreign currency (loss) gain	(619)	(977)	(1,363)	3,181
Other income, net	3,473	2,309	7,722	5,314
Total net other expense	(14,976)	(6,929)	(41,815)	(87,208)
Income before income taxes	32,255	35,547	86,718	40,122
Income tax (expense) benefit	(740)	21,092	(212)	19,756
Net income	31,515	56,639	86,506	59,878
Net income attributable to noncontrolling interests	(302)	(712)	(974)	(847)
Net income attributable to controlling interest	$31,213	$55,927	$85,532	$59,031
Net income per common share attributable to controlling interest:
Basic	$0.14	$0.33	$0.43	$0.36
Diluted	$0.14	$0.33	$0.43	$0.36
Weighted average number of common shares outstanding:
Basic	216,783,990	169,010,301	199,046,304	162,188,510
Diluted	217,711,583	169,802,090	199,494,794	162,908,219

Net income	$31,515	$56,639	$86,506	$59,878
Other comprehensive income (loss):
Foreign currency translation adjustments	8	(121)	(101)	398
Total other comprehensive income (loss)	8	(121)	(101)	398
Comprehensive income	31,523	56,518	86,405	60,276
Comprehensive income attributable to noncontrolling interests	(302)	(712)	(974)	(847)
Comprehensive income attributable to controlling interest	$31,221	$55,806	$85,431	$59,429

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AMERICAN HEALTHCARE REIT, INC.

NAREIT FFO and Normalized FFO Reconciliation

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$31,515	$56,639	$86,506	$59,878
Depreciation and amortization related to real estate — consolidated properties	90,800	49,115	229,849	131,980
Depreciation and amortization related to real estate — unconsolidated entities	43	15	71	1,018
Impairment of real estate investments — consolidated properties	—	3,768	2,137	38,133
(Gain) loss on dispositions of real estate investments, net — consolidated properties	—	(691)	(5,647)	2,344
Gain on re-measurement of previously held equity interest	—	(14,580)	—	(14,580)
Net income attributable to noncontrolling interests	(302)	(712)	(974)	(847)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(1,449)	(521)	(3,005)	(2,216)
NAREIT FFO attributable to controlling interest	$120,607	$93,033	$308,937	$215,710

Transaction, transition and restructuring costs	$5,113	$50	$9,870	$1,808
Amortization of above- and below-market leases	281	295	911	1,063
Amortization of direct origination and closing costs — debt investments	739	11	763	60
Change in deferred rent	(184)	(485)	(1,120)	(1,877)
Non-cash impact of changes to equity instruments (1)	9,284	3,429	19,909	9,170
Non-cash income tax benefit	(294)	(21,401)	(1,241)	(21,401)
Capitalized interest	(834)	(401)	(2,189)	(843)
(Gain) loss on debt extinguishments	—	(22)	147	1,784
Loss (gain) in fair value of derivative financial instruments	106	(166)	(1,778)	1,213
Foreign currency loss (gain)	619	977	1,363	(3,181)
Other non-recurring income (2)	(8,815)	—	(8,815)	—
Adjustments for unconsolidated entities	(1)	(1)	(2)	4
Adjustments for noncontrolling interests	(62)	211	(192)	139
Normalized FFO attributable to controlling interest	$126,559	$75,530	$326,563	$203,649
NAREIT FFO and Normalized FFO weighted average common share outstanding — diluted	217,711,583	169,802,090	199,494,794	162,908,219
NAREIT FFO per common share attributable to controlling interest — diluted	$0.55	$0.54	$1.55	$1.32
Normalized FFO per common share attributable to controlling interest — diluted	$0.58	$0.44	$1.64	$1.25

(1)
For the three and nine months ended September 30, 2026, stock compensation expense includes $4,594,000 related to the accelerated vesting and modification of certain outstanding equity awards in connection with our previously disclosed Chief Executive Officer and Chief Financial Officer transitions during the third quarter of 2026, net of forfeitures.
(2)
Represents certain Ohio Medicaid quality incentive payments received by our ISHC segment pursuant to Ohio House Bill 479, or HB 479, that do not relate to the 2026 rate period. HB 479 was enacted in June 2026 and appropriated funding for nursing facility quality incentive payments. These amounts are included in resident fees and services revenue in our accompanying condensed consolidated statements of operations and comprehensive income, but are not reflective of our on-going operating performance.

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AMERICAN HEALTHCARE REIT, INC.

Adjusted EBITDA Reconciliation

For the Three Months Ended September 30, 2026

(In thousands) (Unaudited)

Net income	$31,515
Interest expense, net (including amortization of deferred financing costs and amortization of debt discount/premium)	17,773
Income tax expense	740
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	91,403
EBITDA	141,431
Income from unconsolidated entities	(49)
Straight line rent and amortization of above/below market leases	(437)
Non-cash impact of changes to equity instruments	9,284
Transaction, transition and restructuring costs	5,113
Amortization of direct origination and closing costs — debt investments	739
Foreign currency loss	619
Loss in fair value of derivative financial instruments	106
Other non-recurring income	(8,815)
Adjusted EBITDA	$147,991

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AMERICAN HEALTHCARE REIT, INC.

NOI and Cash NOI Reconciliation

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	31,515	56,639	86,506	59,878
General and administrative	21,582	14,108	59,078	42,206
Transaction, transition and restructuring costs	5,113	50	9,870	1,808
Depreciation and amortization	90,869	49,181	230,056	132,236
Interest expense, net	17,773	20,392	55,195	65,969
Loss (gain) in fair value of derivative financial instruments	106	(166)	(1,778)	1,213
(Gain) loss on dispositions of real estate investments, net	—	(691)	(5,647)	2,344
Impairment of real estate investments	—	3,768	2,137	38,133
(Income) loss from unconsolidated entities	(49)	(462)	(1,733)	2,624
Gain on re-measurement of previously held equity interest	—	(14,580)	—	(14,580)
Foreign currency loss (gain)	619	977	1,363	(3,181)
Other income, net	(3,473)	(2,309)	(7,722)	(5,314)
Income tax expense (benefit)	740	(21,092)	212	(19,756)
Net operating income	164,795	105,815	427,537	303,580
Straight line rent	(297)	(730)	(1,580)	(2,286)
Facility rental expense	6,752	7,030	20,265	21,807
Other non-cash adjustments	934	133	1,025	517
Cash NOI from dispositions	(6)	(102)	(351)	(716)
Cash NOI attributable to noncontrolling interests (1)	(734)	(251)	(1,234)	(758)
Cash NOI (1)	$171,444	$111,895	$445,662	$322,144

(1)
All periods are based upon current quarter's ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
ISHC
GAAP Revenue	$534,189	$455,452	$1,549,810	$1,313,494
Cash revenue from dispositions	—	1	(2,069)	(2,680)
Cash revenue	534,189	455,453	1,547,741	1,310,814
Revenue attributable to new acquisitions/dispositions/other	(177,351)	(118,985)	(507,174)	(330,145)
Revenue attributable to Non-Core Properties	(3,576)	(6,655)	(13,698)	(19,258)
Other normalizing revenue adjustments	(7,772)	—	(7,772)	—
Same-Store revenue	$345,490	$329,813	$1,019,097	$961,411

SHOP
GAAP Revenue	$166,904	$76,606	$395,569	$217,025
Cash revenue from dispositions	—	(1)	—	(167)
Cash revenue attributable to noncontrolling interests (1)	(1,929)	(278)	(2,496)	(824)
Cash revenue (1)	164,975	76,327	393,073	216,034
Revenue attributable to new acquisitions/dispositions	(88,418)	(6,208)	(169,892)	(9,617)
Revenue attributable to development conversion	(1,105)	(864)	(3,023)	(2,255)
Revenue attributable to Non-Core Properties	(599)	(580)	(1,811)	(1,749)
Same-Store revenue (1)	$74,853	$68,675	$218,347	$202,413

Outpatient Medical
GAAP Revenue	$30,666	$31,181	$91,493	$95,629
Straight line rent	24	(243)	(434)	(675)
Other non-cash adjustments	(343)	(380)	(1,223)	(1,054)
Cash revenue from dispositions	1	(427)	—	(887)
Cash revenue	30,348	30,131	89,836	93,013
Revenue attributable to dispositions	—	(154)	—	(4,044)
Revenue attributable to Non-Core Properties	(1,838)	(2,230)	(5,485)	(7,157)
Same-Store revenue	$28,510	$27,747	$84,351	$81,812

Triple-Net Leased Properties
GAAP Revenue	$10,390	$9,698	$30,301	$29,895
Straight line rent	(321)	(487)	(1,146)	(1,611)
Other non-cash adjustments	881	200	1,250	624
Cash revenue from dispositions	—	(25)	(27)	(25)
Cash revenue attributable to noncontrolling interest (1)	(198)	(194)	(587)	(575)
Cash revenue (1)	10,752	9,192	29,791	28,308
Debt investments (2)	(2,771)	(1,165)	(5,100)	(3,809)
Revenue attributable to dispositions	—	—	—	(52)
Revenue attributable to Non-Core Properties	—	(157)	(159)	(470)
Other normalizing revenue adjustments	—	—	(354)	(522)
Same-Store revenue (1)	$7,981	$7,870	$24,178	$23,455

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation - (Continued)

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Portfolio
GAAP Revenue	$742,149	$572,937	$2,067,173	$1,656,043
Straight line rent	(297)	(730)	(1,580)	(2,286)
Other non-cash adjustments	538	(180)	27	(430)
Cash revenue from dispositions	1	(452)	(2,096)	(3,759)
Cash revenue attributable to noncontrolling interests (1)	(2,127)	(472)	(3,083)	(1,399)
Cash revenue (1)	740,264	571,103	2,060,441	1,648,169
Debt investments (2)	(2,771)	(1,165)	(5,100)	(3,809)
Revenue attributable to new acquisitions/dispositions/other	(265,769)	(125,347)	(677,066)	(343,858)
Revenue attributable to development conversion	(1,105)	(864)	(3,023)	(2,255)
Revenue attributable to Non-Core Properties	(6,013)	(9,622)	(21,153)	(28,634)
Other normalizing revenue adjustments	(7,772)	—	(8,126)	(522)
Same-Store revenue (1)	$456,834	$434,105	$1,345,973	$1,269,091

(1)
All periods are based upon current quarter's ownership percentage.
(2)
Relates to debt security investment and debt investment within Triple-Net Leased Properties.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
ISHC
NOI	$90,047	$62,168	$239,965	$176,093
Facility rental expense	6,752	7,030	20,265	21,807
Cash NOI from dispositions	—	1	(328)	(472)
Cash NOI	96,799	69,199	259,902	197,428
New acquisitions/dispositions/other	(16,039)	(6,538)	(38,699)	(12,464)
Non-Core Properties	(510)	(1,078)	(1,928)	(2,822)
Other normalizing adjustments	(7,772)	1,044	(7,772)	1,044
Same-Store NOI	$72,478	$62,627	$211,503	$183,186

SHOP
NOI	$46,209	$15,360	$103,568	$41,188
Other non-cash adjustments	102	—	102	—
Cash NOI from dispositions	—	24	—	88
Cash NOI attributable to noncontrolling interests (1)	(536)	(58)	(648)	(185)
Cash NOI (1)	45,775	15,326	103,022	41,091
New acquisitions/dispositions	(28,092)	(1,921)	(54,829)	(2,771)
Development conversion	(104)	343	207	980
Non-Core Properties	(24)	(59)	(122)	(176)
Other normalizing adjustments	—	—	—	147
Same-Store NOI (1)	$17,555	$13,689	$48,278	$39,271

Outpatient Medical
NOI	$18,573	$19,128	$55,783	$58,699
Straight line rent	24	(243)	(434)	(675)
Other non-cash adjustments	(68)	(85)	(382)	(162)
Cash NOI from dispositions	(6)	(127)	4	(332)
Cash NOI	18,523	18,673	54,971	57,530
Dispositions	—	83	—	(1,763)
Non-Core Properties	(956)	(1,259)	(2,764)	(4,183)
Same-Store NOI	$17,567	$17,497	$52,207	$51,584

Triple-Net Leased Properties
NOI	$9,966	$9,159	$28,221	$27,600
Straight line rent	(321)	(487)	(1,146)	(1,611)
Other non-cash adjustments	900	218	1,305	679
Cash NOI from dispositions	—	—	(27)	—
Cash NOI attributable to noncontrolling interest (1)	(198)	(193)	(586)	(573)
Cash NOI (1)	10,347	8,697	27,767	26,095
Debt investments (2)	(2,771)	(1,165)	(5,100)	(3,809)
Dispositions	—	—	—	3
Non-Core Properties	—	(157)	(159)	(464)
Same-Store NOI (1)	$7,576	$7,375	$22,508	$21,825

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation - (Continued)

For the Three and Nine Months Ended September 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Portfolio
NOI	$164,795	$105,815	$427,537	$303,580
Straight line rent	(297)	(730)	(1,580)	(2,286)
Facility rental expense	6,752	7,030	20,265	21,807
Other non-cash adjustments	934	133	1,025	517
Cash NOI from dispositions	(6)	(102)	(351)	(716)
Cash NOI attributable to noncontrolling interests (1)	(734)	(251)	(1,234)	(758)
Cash NOI (1)	171,444	111,895	445,662	322,144
Debt investments (2)	(2,771)	(1,165)	(5,100)	(3,809)
New acquisitions/dispositions/other	(44,131)	(8,376)	(93,528)	(16,995)
Development conversion	(104)	343	207	980
Non-Core Properties	(1,490)	(2,553)	(4,973)	(7,645)
Other normalizing adjustments	(7,772)	1,044	(7,772)	1,191
Same-Store NOI (1)	$115,176	$101,188	$334,496	$295,866

(1)
All periods are based upon current quarter's ownership percentage.
(2)
Relates to debt security investment and debt investment within Triple-Net Leased Properties.

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AMERICAN HEALTHCARE REIT, INC.

Earnings Guidance Reconciliation

For the Year Ending December 31, 2026

(Dollars and shares in millions, except per share amounts) (Unaudited)

	Full Year 2026 Guidance		Prior Full Year 2026 Guidance
	Low	High	Low	High
Net income attributable to common stockholders	$123.2	$129.2	$108.5	$116.5
Depreciation and amortization (1)	322.1	322.1	306.8	306.8
Impairment and gains/losses from dispositions (1)	(3.5)	(3.5)	(3.9)	(3.9)
NAREIT FFO attributable to common stockholders	$441.8	$447.8	$411.4	$419.4
Amortization of other intangible assets/liabilities (1)	2.7	2.7	1.3	1.3
Change in deferred rent (1)	(1.3)	(1.3)	(1.6)	(1.6)
Non-cash impact of changes to equity plan (1) (2)	26.3	26.3	21.9	21.9
Other adjustments (1) (3)	(6.2)	(6.2)	(0.2)	(0.2)
Normalized FFO attributable to common stockholders	$463.3	$469.3	$432.8	$440.8

Net income per common share — diluted	$0.59	$0.62	$0.54	$0.58
NAREIT FFO per common share — diluted	$2.13	$2.16	$2.04	$2.08
Normalized FFO per common share — diluted	$2.23	$2.26	$2.15	$2.19
NAREIT FFO and Normalized FFO weighted average shares — diluted	207.7	207.7	201.3	201.3

Total Portfolio Same-Store NOI growth	12.0%	14.0%	11.0%	13.0%
Segment-Level Same-Store NOI growth:
ISHC	14.5%	16.5%	13.0%	16.0%
SHOP	23.0%	26.0%	18.0%	21.0%
Outpatient Medical	0.5%	1.0%	0.0%	1.0%
Triple-Net Leased Properties	2.5%	3.5%	2.0%	3.0%

(1)
Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.
(2)
Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)
Includes adjustments for capitalized interest, transaction, transition and restructuring costs, and additional items as noted in the Company’s definition of Normalized FFO.

Page | 16

Definitions

•
Adjusted EBITDA: EBITDA excluding the impact of income or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash impact of changes to equity instruments, transaction, transition and restructuring costs, gain or loss on dispositions of real estate investments, amortization of direct origination and closing costs on debt investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring and/or one-time items.
•
Annualized Adjusted EBITDA: Current period (shown as quarterly) Adjusted EBITDA multiplied by 4.
•
ATM Program: At-the-market equity offering program.
•
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include Pro-Rata ownership and other adjustments.
•
EBITDA: A non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
•
GAAP Revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
•
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are operated utilizing a RIDEA structure.
•
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from dispositions of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
•
Net Debt: Total Debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt. For a reconciliation of Net Debt to total debt, refer to the Company’s Third Quarter 2026 Supplemental Financial Information.
•
NOI: Net operating income; a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions of real estate investments, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.
•
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
•
Normalized FFO or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above- and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the non-cash effect of income tax benefits or expenses; capitalized interest; impairment of intangible assets and goodwill; amortization of direct origination and closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
•
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information.
•
Outpatient Medical or OM: Outpatient Medical properties.
•
Pro-Rata: As of September 30, 2026, we owned and/or operated buildings/properties through entities of which we owned less than 100% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.

Page | 17

•
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
•
Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
•
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
•
SHOP: Senior housing operating properties.
•
Total Debt: The principal balances of the Company’s revolving credit facilities, term loan and secured indebtedness as reported in the Company’s consolidated financial statements.
•
Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly own a 100% interest as of September 30, 2026.
•
Trilogy Management Services: Trilogy Management Services, LLC, an independent third-party operator that qualifies as an eligible independent contractor and manages all of the Company's integrated senior health campuses.
•
Triple-Net Leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property, and paying property taxes and other expenses.

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